GRANT THORNTON LLP

171 N. Clark Street, Suite 200

Chicago, IL 60601

September 3, 2025
D	+1 312 856 0200	U.S. Securities and Exchange Commission
F	+1 312 602 8099	Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Bruce Fund, Inc File No. 811-01528

Dear Sir or Madam:
We have read Item 8 of Form N-CSR of Bruce Fund, Inc dated September 3, 2025, and agree with the statements concerning our Firm contained therein.
Very truly yours,